                                                                      EXHIBIT 38

                               ABS NEW TRANSACTION

                             COMPUTATIONAL MATERIALS

                         $[1,423,500,000] (APPROXIMATE)
                  SPECIALTY UNDERWRITING & RESIDENTIAL FINANCE
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-BC1

                                  (SURF LOGO)


                           WILSHIRE CREDIT CORPORATION
                                    SERVICER

                             J.P. MORGAN CHASE BANK
                                     TRUSTEE


                                JANUARY 25, 2006

                              (MERRILL LYNCH LOGO)

                                IMPORTANT NOTICES


The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

% of collateral with silent seconds:          10.91%
CLTV of loans with silent seconds:            89.00%

Please provide DTI buckets (by 5) for all documentation types


RANGE OF       NUMBER     AGGREGATE   PERCENT            WEIGHTED   AVERAGE   WEIGHTED                               PERCENT
DEBT-TO-         OF        PRINCIPAL     OF     WEIGHTED AVERAGE   PRINCIPAL  AVERAGE   WEIGHTED  PERCENT  PERCENT   SINGLE
INCOME        MORTGAGE     BALANCE    MORTGAGE  AVERAGE  CREDIT    BALANCE    ORIGINAL  AVERAGE     FULL     OWNER   FAMILY  PERCENT
RATIOS (%)      LOANS    OUTSTANDING    POOL     COUPON   SCORE   OUTSTANDING   LTV       DTI       DOC    OCCUPIED    PUD   CASHOUT
----------      -----    -----------    ----     ------   -----   -----------   ---       ---       ---    --------    ---   -------
25.00 or less      594    $72,833,444    4.64%    7.554%    601     $122,615    78.90%    19.96%   53.22%    96.33%   93.92%  67.61%
25.01 - 30.00      708     90,540,261    5.77     7.541     604      127,882    79.38     27.92    53.30     97.26    91.83   58.29
30.01 - 35.00    1,237    164,211,748   10.46     7.558     609      132,750    81.05     32.70    53.71     97.38    92.03   55.39
35.01 - 40.00    1,889    265,578,588   16.91     7.609     612      140,592    81.47     37.69    45.56     98.78    92.17   47.90
40.01 - 45.00    2,649    385,670,906   24.56     7.570     618      145,591    82.52     42.66    42.07     98.44    91.06   44.45
45.01 - 50.00    3,034    487,177,263   31.02     7.545     614      160,573    82.03     47.58    44.36     98.36    89.59   48.57
50.01 - 55.00      641    101,525,341    6.47     7.432     604      158,386    81.43     51.85    63.95     97.72    89.07   50.72
55.01 - 60.00       14      2,737,473    0.17     7.528     595      195,534    82.87     56.14    60.23     88.87    95.95   55.52
                ------ --------------  ------     -----     ---     --------    -----     -----    -----     -----    -----   -----
TOTAL:          10,766 $1,570,275,023  100.00%    7.556%    612     $145,855    81.62%    41.02%   47.20%    98.13%   90.95%  49.75%
                ====== ==============  ======     =====     ===     ========    =====     =====    =====     =====    =====   =====

                                  % of
                                  Total    Avg Loan                                             % 2nd          % Full
TYPE                           Collateral    Size     WAC   FICO    LTV    CLTV    DTI    % IO   Lien   % ARM     Doc  % N/O/O  % MI
1st Lien IO                        30.77    251,669   7.035  626   80.28   90.46  41.67  100.00   0.00   96.73   39.20   1.00   0.00
1st Lien Non-IO                    62.41    154,570   7.481  601   80.30   87.11  40.59    0.00   0.00   82.00   52.77   0.76   0.00
1st Lien ARMs (incl. IO)           93.18    154,570   7.481  601   80.30   87.11  40.59    0.00   0.00   82.00   52.77   0.76   0.00
1st Lien Fixed (incl. IO)          29.77    252,520   7.034  626   80.31   90.66  41.71  100.00   0.00  100.00   38.50   0.85   0.00
1st Lien Balloons (incl 40/30)      1.01    228,820   7.061  618   79.25   84.56  40.39  100.00   0.00    0.00   60.05   5.19   0.00
2nd Lien                            6.82     42,737  10.599  648   99.73   99.73  42.09    0.00 100.00    0.00   32.30   0.37   0.00
N/O/O
2-4 Family                          3.91    191,852   7.562  614   80.67   86.17  43.11   22.06   4.89   79.77   33.87   1.30   0.00
MH
All Collateral                    100.00    145,855   7.556  612   81.62   89.00  41.02   30.77   6.82   80.94   47.2    0.81   0.00

Notes:
N/O/O is all 2nd Home and Investment Properties
Balloons includes 40-year amortizers with 30-year final
MI is lender-paid mortgage insurance
CLTV only for loans in pool (not including silent seconds, or known junior liens outside pool)